UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia 31408

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE: As previously reported, the 2017 annual meeting of stockholders (the “Annual Meeting”) of Citi Trends, Inc. (the “Company”) was held on May 24, 2017. On May 30, 2017, the Company filed a Current Report on Form 8-K to report the preliminary results of stockholder voting at the Annual Meeting. This Form 8-K/A is being filed to report the final voting results as certified by IVS Associates, Inc., the independent inspector of elections for the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected three director nominees, two Class III directors whose terms will expire at the 2020 annual meeting of stockholders and one Class II director whose term will expire at the 2019 annual meeting of stockholders, (2) re-approved the material terms of the performance goals under the Company’s 2012 Incentive Plan in order to preserve federal income tax deductions, (3) approved an amendment to the Company’s amended and restated bylaws to adopt a majority voting requirement for uncontested director elections, (4) adopted, on a non-binding, advisory basis, the resolution approving the compensation of the Company’s named executive officers for 2016, (5) approved, on a non-binding advisory basis, holding future advisory votes on executive compensation every year, and (6) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018.

As previously disclosed, Macellum Advisors GP, LLC (“Macellum”) and certain affiliated entities, nominated two persons to the Board in opposition to certain nominees set forth by the Company. On May 30, 2017, IVS Associates, Inc., the independent inspector of elections for the Annual Meeting, delivered its certification of the final voting results for the Annual Meeting, which reported that two of the Company’s nominees, Barbara Levy and R. Edward Anderson, and one of Macellum’s nominees, Jonathan Duskin, were elected to the Board as well as the other voting results set forth below.

The voting results were as follows:

(1) The election of three directors:

Board of Directors Nominee	For	Withheld	Broker Non-Votes
Barbara Levy (Class II)	13,909,563	4,159	15,681
R. Edward Anderson (Class III)	6,522,496	1,317	15,681
Lawrence E. Hyatt (Class III)	6,091,196	432,617	15,681
Jonathan Duskin (Class III)	6,555,363	834,546	15,681
Paul Metcalf (Class III)	3,561,535	3,828,374	15,681

(2) A proposal to re-approve the material terms of the performance goals under the Company’s 2012 Incentive Plan in order to preserve federal income tax deductions:

For	Against	Abstain	Broker Non-Votes
11,819,395	690,195	1,404,132	15,681

(3) A proposal to approve an amendment to the Company’s amended and restated bylaws to adopt a majority voting requirement for uncontested director elections:

For	Against	Abstain	Broker Non-Votes
13,908,017	2,529	3,176	15,681

(4) A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for 2016:

For	Against	Abstain	Broker Non-Votes
13,175,428	684,640	53,654	15,681

(5) Advisory vote on the frequency of the advisory vote on executive compensation:

Every Year	2 Years	3Years	Abstain	Broker Non-Votes
11,868,008	10,912	1,988,587	46,215	15,681

Based on the outcome of the vote on the frequency of future advisory votes to approve executive compensation and consistent with its recommendation, the Board has determined that the Company will continue to hold such votes to approve executive compensation every one year until the next required frequency vote. Accordingly, the Company will hold its next advisory vote to approve executive compensation at its 2018 annual meeting of stockholders.

(6) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018:

For	Against	Abstain
13,899,926	27,357	2,120

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: May 31, 2017
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Acting Chief Executive Officer, Chief Operating Officer and Chief Financial Officer